EXHIBIT INDEX

Exhibit 1.2       Resolution of the Board of Directors of IDS Life

Exhibit 4.7       TSA Endorsement (31049)

Exhibit 5         Variable Annuity Application (31063)

Exhibit 8.1(b)    Participation Agreement, (AIM)

Exhibit 8.2(b)    Participation Agreement, (American Century)

Exhibit 8.3       Participation Agreement, (Goldman)

Exhibit 8.4(b)    Participation Agreement, (Putnam)

Exhibit 8.5       Participation Agreement, (Royce)

Exhibit 8.6(b)    Participation Agreement, (Warburg)

Exhibit 9         Opinion of counsel

Exhibit 10        Consent of Independent Auditors

Exhibit 13        Schedule for computation